CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42133 and Post-Effective Amendment No. 1 to Registration No. 333-42133) of Ingersoll-Rand Company Limited of our report dated June 27, 2008 relating to the financial statements of Ingersoll-Rand Company Employee Savings Plan for Bargained Employees, which appears in this Form 11-K.

/s/ Dixon Hughes PLLC
Charlotte, North Carolina
June 27, 2008